Exhibit 99.3


We hit 💯 million in revenue last quarter!
Well, $101M to be exact. 😎
And we launched 🚀 Chat Enterprise, supporting Facebook Messenger, LINE, and Twitter DM.
Thank you to all our proud employees 🌈
And our many, many customers, including:
PELOTON
ROBLOX
HARRY'S
and our other 107,400 customer accounts. 🙌
That's ducking great.